As filed with the Securities and Exchange Commission on December 31, 1996
                                                      Registration No. 333-
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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ARONEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                      76-0196535
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

      3400 Research Forest Drive
         The Woodlands, Texas                                  77381
(Address of Principal Executive Offices)                     (Zip Code)

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              James M. Chubb, Ph.D.
                          Aronex Pharmaceuticals, Inc.
                           3400 Research Forest Drive
                           The Woodlands, Texas 77381
                     (Name and address of agent for service)

                                 (281) 367-1666
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                                    copy to:
                                 Jeffrey L. Wade
                             Andrews & Kurth L.L.P.
                        2170 Buckthorne Place, Suite 150
                           The Woodlands, Texas 77380
                                 (713) 220-4801

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE


                                                          Proposed Maximum    Proposed Maximum
                                            Amount to      Offering Price        Aggregate             Amount of
Title of Securities to be Registered      be Registered     Per Share(1)      Offering Price(1)     Registration Fee
---------------------------------------- ---------------  ---------------- --------------------  --------------------
Common Stock, par value $0.001 per share  250,000 Shares        $9.75         $2,437,500               $739
======================================== ===============  ================ ====================  ====================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported on The Nasdaq National Market of the Registrant's Common Stock on December 27, 1996, pursuant to Rule 457(c) and (h).
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          Aronex Pharmaceuticals, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

          3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed April 23, 1992, including any amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
registration statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article VIII of the Amended and Restated Certificate of Incorporation of the Company and Article VII of the Bylaws of the Company provide for indemnification of the directors of the Company to the full extent permitted by law, as now in effect or later amended. Article VII of the Bylaws also permits the indemnification to the same extent of officers, employees or agents of the Company if, and to the extent, authorized by the Board of Directors. In addition, the Bylaws provide for indemnification against expenses incurred by a director to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors of the Company for indemnification claims that have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article VII of the Company's Amended and Restated Certificate of Incorporation, as amended, limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit
Number                             Description

4.1       Amended and Restated Certificate of Incorporation, as amended. Exhibit
          3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 is incorporated herein by reference.

4.2 Restated Bylaws. Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-47418), declared effective by the Commission on July 10, 1992, is incorporated herein by reference.

4.3 Specimen certificate for shares of Common Stock, par value $.001 per share. Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 is incorporated herein by reference.

5.1* Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

23.1*     Consent of Arthur Andersen LLP

23.2*     Consent of Andrews & Kurth L.L.P.  (included  in the opinion  filed as
          Exhibit 5.1 to this Registration Statement).

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1*     Aronex Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

---------------------------
*Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas on the 30th day of December, 1996.

                                         ARONEX PHARMACEUTICALS, INC.

                                         By:      /s/ James M. Chubb
                                            --------------------------------
                                                  James M. Chubb
                                                  President

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Aronex Pharmaceuticals, Inc. (the "Company") hereby constitutes and appoints James M. Chubb and Terance A. Murnane, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signature                                   Title                                        Date
---------                                   -----                                        ----

/s/ James M. Chubb                President and Director                         December 30, 1996
-----------------------------     (Principal Executive Officer)
James M. Chubb

/s/ Terance A. Murnane            Controller                                     December 30, 1996
-----------------------------     (Principal Financial and Accounting Officer)
Terance A. Murnane

/s/ Martin P. Sutter              Chairman of the Board of Directors             December 30, 1996
-----------------------------
Martin P. Sutter
                                  Director                                       December   , 1996
-----------------------------
Gabriel Lopez-Berestein
                                  Director                                       December   , 1996
-----------------------------
Donald J. Brenner

/s/ Geoffrey F. Cox               Director                                       December 30, 1996
-----------------------------
Geoffrey F. Cox

/s/ George B. Mackaness           Director                                       December 30, 1996
-----------------------------
George B. Mackaness
                                  Director                                       December   , 1996
-----------------------------
Gregory F. Zaic


                                  EXHIBIT INDEX

Exhibit
Number                             Description

4.1       Amended and Restated Certificate of Incorporation, as amended. Exhibit
          3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 is incorporated herein by reference.

4.2 Restated Bylaws. Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-47418), declared effective by the Commission on July 10, 1992, is incorporated herein by reference.

4.3 Specimen certificate for shares of Common Stock, par value $.001 per share. Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 is incorporated herein by reference.

5.1* Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

23.1*     Consent of Arthur Andersen LLP

23.2*     Consent of Andrews & Kurth L.L.P.  (included  in the opinion  filed as
          Exhibit 5.1 to this Registration Statement).

24.1* Powerof Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1* Aronex Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

---------------------------
*Filed with this Registration Statement.